UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2012

Morgan Stanley Smith Barney Spectrum Technical L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-26338	13-3782231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC, 522 Fifth Avenue, 14th Floor, New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 296-1999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of January 1, 2012, the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (“CMF”), and Winton Capital Management Limited, a trading advisor of the Registrant (the “Trading Advisor”), amended the Management Agreement by and among the Registrant, CMF and the Trading Advisor, dated as of January 1, 2004 (as amended, the “Management Agreement”) (a) to increase the amount of leverage used to manage the allocated portion of the Registrant’s net assets, and (b) to reduce the monthly management fee rate payable to the Trading Advisor from a monthly management fee rate equal to 1/12 of 2.00% (a 2.00% annual rate) to a monthly management fee rate equal to 1/12 of 1.50% (an 1.50% annual rate).

A copy of the Amendment No.2 to the Management Agreement is filed herewith as Exhibit 10.04(b) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Exhibit Description

10.04(b)	Amendment No. 2 to the Management Agreement by and among the Registrant, CMF and the Trading Advisor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

By:	Ceres Managed Futures LLC
as General Partner

By:	/s/ Walter Davis
Walter Davis
President

Date:  January 6, 2012